Exhibit 10.35

Urigen Pharmaceuticals, Inc.
501 Silverside Dr., PMB #95
Wilmington, DE, 19809

March 14, 2012

Platinum-Montaur Life Sciences, LLC
152 West 57th Street 4th Floor
New York, NY 10019

Gentlemen:

Reference is hereby made to: (i) the Fifth Amendment to Transaction Documents (the "Fifth Amendment"), dated on or October 5, 2011, between Urigen Pharmaceuticals, Inc. (the "Company") and Platinum-Montaur Life Sciences, LLC ("Platinum"), (ii) the Series B Convertible Preferred Stock issued by the Company on or about August 1, 2007, (iii) the Series C Convertible Preferred Stock issued by the Company on or about April 19, 2010, (iv) the Series A Warrant to Purchase Shares of Common Stock of the Company issued by the Company to Platinum on or about August 1, 2007 (as amended, the "2007 Warrant"), (v) the Series B Warrant to Purchase Shares of Common Stock of the Company issued by the Company to Platinum on or about April 19, 2010 (as amended, the ''2010 Warrant"), (vi) the Series 2011 Warrant to Purchase Shares of Common Stock of the Company issued by the Company to Platinum on or about March 31, 2011, (as amended, the "2011 Warrant"), (vii) the Series October 2011 Warrant to Purchase Shares of Common Stock of the Company issued by the Company to Platinum on or about October 5, 2011, (the “October 2011 Warrant” and, together with the 2007 Warrant, the 2010 Warrant and the 2011 Warrant, the "Warrants").

Platinum hereby acknowledges to the following:

1.
The Company has issued various shares of the Company’s common stock between October 1, 2009 and March 14, 2012 at a price equal to or less than $0.10 per share which may cause an adjustment to the Conversion Price, Warrant Price and Warrant Shares, under the Transaction Documents which may have been waived or overlooked at the time these Shares were issued.  Platinum hereby agrees to waive any adjustment to the Conversion Price, Warrant Price and Warrant Shares that would otherwise be triggered by the issuance of such Shares between October 1, 2009 and March 14, 2012.

2.
Platinum hereby agrees to amend the Transaction Documents to reduce the required Reservation of Common Stock to not less than 100% of the number of shares of Common Stock for which the Series A or Series B Convertible Preferred Stock or the Warrants are at any time convertible.

3.
Platinum hereby agrees to waive any adjustment to the Conversion Price, Warrant Price, and Warrant Shares for all future issuances of shares of Common Stock of the Company to the Company’s Board of Directors, employees, and consultants.

Except as set forth herein, all of the provisions of the Transaction Documents shall remain in full force and effect.

Very truly yours, Urigen Pharmaceuticals, Inc.

/s/ Dan Vickery, Chairman
Dan Vickery, Chairman

Agreed and acknowledged
Platinum-Montaur Life Sciences, LLC

By: /s/ Joe Sanfilipo
Joe Sanfilipo
CFO